Exhibit 99.2

PDS GAMING CORPORATION ANNOUNCES RECEIPT BY
MANAGEMENT GROUP OF FINANCING COMMITMENT OF UP TO $5,500,000

LAS VEGAS, Nevada – February 6, 2004 – PDS Gaming Corporation (Nasdaq:  PDSG), a company that finances, leases and sells gaming equipment to the casino industry, today reported that the management group proposing to acquire all of the outstanding stock of the Company not already owned by its members (the “Public Shares”), consisting of Johan P. Finley, Lona M.B. Finley and Peter D. Cleary, has received a financing commitment from Cochran Road, LLC, a New York-based lender (“Cochran”), in a maximum principal amount of $5.5 million.  Pursuant to the terms of the commitment letter agreement between Cochran and an acquisition vehicle (the “Acquisition Vehicle”) formed by the members of the management group (the “Commitment Letter”), Cochran has committed, subject to the satisfaction on or before June 30, 2004 of each of the conditions precedent set forth in the Commitment Letter, including, without limitation, the satisfactory completion by Cochran of its due diligence review and the negotiation and execution of definitive documentation satisfactory to Cochran and the Acquisition Vehicle, to provide to the Acquisition Vehicle a senior secured term loan for a term of five years in the maximum principal amount of $5.5 million (the “Loan”).  In the event that the Loan transaction is consummated, the net proceeds of the Loan would be used by the Acquisition Vehicle to, among other things, (i) fund the initial payment of $1.25 payable with respect to each of the Public Shares in connection with the proposed acquisition by the management group of such shares (the “Share Acquisition”), and (ii) pay certain expenses incurred in connection with the Share Acquisition.  The Commitment Letter provides that the Loan is to have an interest rate of 12% per annum, and requires the Acquisition Vehicle to pay certain other fees and expenses to Cochran in connection with the Commitment Letter and the Loan.  The Commitment Letter further provides that the Loan is to be secured (i) on a first priority basis, by all rights of the Acquisition Vehicle under a management agreement to be entered into between the Acquisition Vehicle and the Company after the consummation of the Share Acquisition, (ii) to the extent permitted under applicable law and regulations, on a first priority basis, by a pledge of all of the Acquisition Vehicle’s equity in the Company, and (iii) to the extent permitted by applicable law and regulations, by a secured guaranty of the Company.

This press release includes statements that may constitute “forward-looking” statements, usually containing the words “believe,” “intend,” “anticipate,” “estimate,” “project,” “expect” or similar expressions.  These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to:  the inability of the management group to consummate the financing contemplated by the Commitment Letter; the strict regulation and changes in regulations imposed by gaming authorities; the limitation, conditioning, suspension or revocation of gaming licenses and entitlements held by the Company; the competition the Company faces or may face in the future; the effects of the proposed Share Acquisition; the inability of the Company to continue to obtain adequate financing on acceptable terms; the inability of the Company to recover its investment in gaming equipment leased under operating leases; the risk of default by the Company’s customers with respect to its financing transactions; the Company’s dependence on key employees; the potential fluctuations in the Company’s quarterly results; general economic and business conditions and other factors detailed from time to time in the Company’s reports filed with the Securities and Exchange Commission.  By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

For additional information, please contact:

Peter D. Cleary, President and Chief Operating Officer of PDS Gaming
Corporation, at (702) 736-0700.